COMMON SECURITY

                  THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION.

                  EXCEPT AS SET FORTH IN SECTION 9.1(b) OF THE DECLARATION (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED.

     Certificate Number C-001                Number of Common Securities 2,165

                    Certificate Evidencing Common Securities

                                       of

                         Dime Community Capital Trust I

                          Fixed Rate Common Securities
                 (Liquidation Amount $1,000 per Common Security)

                  Dime Community Capital Trust I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Dime Community Banchares, Inc. is the registered owner (the "Holder") of common securities of the Trust representing undivided common beneficial interests in the assets of the Trust (Liquidation Amount $1,000 per Common Security)(the "Common Securities"). The Common Securities represented hereby are issued pursuant to, and the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of March 19, 2004, among Kenneth J. Mahon, Michael Pucella and Lance Bennett, as Administrators, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, the Holder, as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.

                  As set forth in the Declaration, when an Event of Default has occurred and is continuing, the rights of the Holder of Common Securities to payment in respect of Distributions and payments upon Liquidation, redemption or otherwise are subordinated to the rights of payment of holders of the Capital Securities.

                  By acceptance of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance of this Certificate, the Holder agrees to treat, for United States federal income tax purposes, the Debt Securities as indebtedness and the Common Securities as evidence of undivided beneficial ownership in the Debt Securities through a grantor trust.

                  This Certificate and the Common Securities evidenced hereby are governed by, and shall be construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

                  IN WITNESS WHEREOF, the Trust has executed this Certificate this 19th day of March, 2004.

                                         Dime Community Capital Trust I



                                         By:  /s/ Kenneth J. Mahon
                                              -----------------------------
                                              Kenneth J. Mahon
                                              Administrator

                              [REVERSE OF SECURITY]

                  Distributions payable on each Common Security will be identical in amount to the Distributions payable on each Capital Security, which is at a fixed rate of interest per annum, which, with respect to any Distribution Period (as defined herein) (such rate, together with the rate of any applicable Liquidated Damages (as defined in the Registration Rights Agreement), is referred to herein as the "Coupon Rate"). Distributions in arrears for more than one Distribution Period will bear interest thereon, compounded quarterly, at the applicable Coupon Rate for each Distribution Period thereafter (to the extent permitted by applicable law). The term "Distributions", as used herein, includes cash Distributions, any such compounded Distributions and any Additional Amounts payable on the Debt Securities and Liquidated Damages, if any, unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debt Securities held by the Institutional Trustee and to the extent the Institutional Trustee has funds legally available in the Property Account therefor. The amount of Distributions payable for any Distribution Period will be computed on the basis of a 360-day year consisting of twelve 30 day months.

                  Except as otherwise described below, Distributions on the Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on January 15th, April 15th, July 15th and October 15th of each year, commencing on July 15, 2004, and on any date of redemption (each, a "Distribution Payment Date"), subject to the Business Day convention specified in the Declaration. The Debt Security Issuer has the right under the Indenture to defer payments of interest on the Debt Securities by extending the interest payment period for up to 20 consecutive quarterly periods (each such extended interest payment period, together with all previous and future consecutive extensions thereof, is referred to herein as an "Extension Period") at any time and from time to time on the Debt Securities, subject to the conditions described below and in the Declaration and the Indenture. No Extension Period may end on a date other than a Distribution Payment Date or extend beyond the Maturity Date, any Optional Redemption Date or the Special Redemption Date, as the case may be. During any Extension Period, interest will continue to accrue on the Debt Securities, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as "Deferred Interest") will accrue, at an annual rate equal to the Coupon Rate, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by applicable law. At the end of any Extension Period, the Debt Security Issuer shall pay all Deferred Interest then accrued and unpaid on the Debt Securities; provided, however, that prior to the termination of any Extension Period, the Debt Security Issuer may further extend such Extension Period, provided, that no Extension Period (including all previous and further consecutive extensions that are part of such Extension Period) shall exceed 20 consecutive quarterly periods. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Debt Security Issuer may commence a new Extension Period, subject to the requirements set forth herein and in the Declaration and the Indenture. No interest or Deferred Interest (except any Additional Amounts that may be due and payable) shall be due and payable during an Extension Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of interest that would otherwise have been due and payable during such Extension Period until such installment is paid.

                  As a consequence of any Extension Period, Distributions will be deferred. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates to Holders of the Trust Securities as they appear on the books and records of the Trust on the regular record date immediately preceding the Distribution Payment Date on which such Extension Period terminates to the extent that the Trust has funds legally available for the payment of such Distributions in the Property Account of the Trust.

                  The Common Securities shall be redeemable, and shall be entitled to the Liquidation Distribution, as provided in the Declaration.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Securities evidenced by this Certificate to:

____________________________

____________________________

____________________________

(Insert assignee's social security or tax identification number)

____________________________

____________________________

____________________________

(Insert address and zip code of assignee),

and irrevocably appoints as agent to transfer the Common Securities evidenced by this Certificate on the books of the Trust. The agent may substitute another to act for him or her.

                  Date:____________________

                  Signature:________________________

                  (Sign exactly as your name appears on the other side of this Certificate)

                  Signature Guarantee:1 ________________________




-------------------
1 Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union, meeting the requirements of the Security registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.